    As filed with the Securities and Exchange Commission on April 3, 2002
                                                     Registration No. 333-______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------
                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                --------------

                             ALDERWOODS GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                             52-1522627
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                          311 ELM STREET, SUITE 1000
                            CINCINNATI, OHIO 45208
                   (Address of Principal Executive Offices)

                ALDERWOODS GROUP, INC. 2002 EQUITY INCENTIVE PLAN
                           (Full Title of the Plan)

                                --------------

                              BRADLEY D. STAM, ESQ.
                 SENIOR VICE PRESIDENT, LEGAL & ASSET MANAGEMENT
                              ALDERWOODS GROUP, INC.
                            311 ELM STREET, SUITE 1000
                              CINCINNATI, OHIO 45208
                      (Name and Address of Agent For Service)

                                 (513) 768-7400
          (Telephone Number, Including Area Code, of Agent For Service)

                                --------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================
                                                                          Proposed
                                                        Proposed           Maximum
                                       Amount To         Maximum          Aggregate     Amount of
                                          Be          Offering Price      Offering    Registration
Title Of Securities To Be Registered  Registered(1)     per Share(2)       Price(2)       Fee
---------------------------------------------------------------------------------------------------
Common Stock, par value $0.01
    per share(3)                       4,500,000          $11.23         $50,535,000     $4,650
===================================================================================================

(1) Represents shares issuable upon the exercise of options granted under the Alderwoods Group, Inc. 2002 Equity Incentive Plan (the "Plan").
    Pursuant to Rule 416, there are also registered hereunder such indeterminate number of additional shares as may become subject to awards under the Plan as a result of the antidilution provisions contained therein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457, based upon, in the case of options previously granted, the stated price of such options, and, in the case of options still available for grant, the average of the reported high and low sale prices of shares of the common stock of Alderwoods Group, Inc. ("Alderwoods Group") on the National Market System of The Nasdaq Stock Market, Inc. on April 1,2002.

(3) One preferred stock purchase right will also be issued with respect to each share of common stock. Prior to the occurrence of certain events, such rights will not be evidenced separately from the common stock. The terms of such rights are described in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission by Alderwoods Group on March 13, 2002.

================================================================================

                                    PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents, which have been filed by Alderwoods Group, Inc. ("Alderwoods Group") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference into this Registration Statement:

    - Alderwoods Group's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Commission on March 28, 2002;

    - Alderwoods Group's Current Reports on Form 8-K filed January 3, 2002, March 7, 2002, March 13, 2002 and March 29, 2002; and

    - The description of Alderwoods Group's common stock contained in Alderwoods Group's Registration Statement on Form 10 (Commission File No. 000-33277) filed with the Commission on December 26, 2001 and the description of the preferred stock purchase rights issued with respect to each share of common stock contained in Alderwoods Group's Registration Statement on Form 8-A (Commission File No. 000-33277) filed with the Commission on March 13, 2002.

    All documents filed with the Commission by Alderwoods Group pursuant to Sections13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this registration statement on Form S-8 (the "Registration Statement") and prior to the filing of a post-effective amendment indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated by reference and shall be a part hereof from the date of filing of such documents. Any statement contained in later-dated documents will supplement, modify or supersede, as applicable, information contained in earlier-dated documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The certificate of incorporation of Alderwoods Group (the "Certificate of Incorporation") limits the liability of the directors of Alderwoods Group to the maximum extent permitted by the General Corporation Law of the State of Delaware (the "DGCL"). The DGCL provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual's fiduciary duties as a director except for liability for any of the following: (a) a breach of the director's duty of loyalty to the corporation or its stockholders; (b) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (c) unlawful payments of dividends or unlawful stock repurchases or redemptions; or (d) any transaction from which the director derived an improper personal benefit. This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

    Section 145 of the DGCL provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The DGCL provides that section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

    The Certificate of Incorporation provides that Alderwoods Group is required to indemnify its directors and officers to the maximum extent permitted by law. Notwithstanding the foregoing, the Certificate of Incorporation does not require Alderwoods Group to indemnify any such directors and officers in connection with any Proceeding (as such term is defined in the Certificate of Incorporation) that was initiated prior to January 2, 2002; provided, however, that Alderwoods Group may, in its sole discretion, elect to provide such indemnification in the event that any of Alderwoods Group's directors and officers liability insurance carriers fails or refuses to provide coverage. The Certificate of Incorporation also requires Alderwoods Group to advance expenses incurred by a director or officer in connection with the defense of any action or proceeding arising out of that party's status or service as a director or officer of Alderwoods Group or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if serving as such at Alderwoods Group's request. In addition, the Certificate of Incorporation permits Alderwoods Group to secure insurance on behalf of any director or officer for any liability arising out of his or her actions in a representative capacity.

    Alderwoods Group has entered into indemnification agreements with its directors and its executive officers containing provisions that will obligate Alderwoods Group to: (a) indemnify, to the maximum extent permitted by Delaware law, those directors and officers against liabilities that may arise by reason of their status or service as directors or officers, except liabilities arising from willful misconduct of a culpable nature; (b) advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified; and (c) obtain directors' and officers' liability insurance if maintained for other directors or officers.

    In addition, Alderwoods Group maintains liability insurance for its directors and officers.

ITEM 8.  EXHIBITS

Exhibit Number   Description
--------------   -----------
  4.1            Certificate of Incorporation of Alderwoods Group, Inc. (incorporated by reference to Exhibit 3.1 to the Alderwoods Group, Inc. Annual
                 Report on Form 10-K, Commission File No. 000-33277, filed March 28, 2002)

  4.2            Form of Certificate of Designation of Series A Junior Participating
                 Preferred Stock of Alderwoods Group, Inc. (incorporated by reference to
                 Exhibit A to Exhibit 4.1 to the Alderwoods Group, Inc. Registration
                 Statement on Form 8-A, Commission File No. 000-33277, filed March 13, 2002)

  4.3            Bylaws of Alderwoods Group, Inc. (incorporated by reference to Exhibit 3.2 to the Alderwoods Group, Inc. Annual Report on Form 10-K, Commission File
                 No. 000-33277, filed March 28, 2002)

  4.4            Rights Agreement, dated as of March 6, 2002 by and between Alderwoods
                 Group, Inc. and Wells Fargo Bank Minnesota, National Association, as rights agent (incorporated by reference to Exhibit 4.1 to the Alderwoods Group, Inc.
                 Registration Statement on Form 8-A, Commission File No. 000-33277, filed
                 March 13, 2002)

  5.1            Opinion of Bradley D. Stam

  23.1           Consent of Independent Auditors

  23.2           Consent of Bradley D. Stam (included in Exhibit 5.1)

  24.1           Powers of Attorney (included on signature pages hereto)

  24.2           Powers of Attorney

  99.1           Alderwoods Group, Inc. 2002 Equity Incentive Plan (incorporated by reference to Exhibit 10.28 to the Alderwoods Group, Inc. Annual Report on Form 10-K,
                 Commission File No. 000-33277, filed March 28, 2002)

ITEM 9.  UNDERTAKINGS

    (a)  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3 (Section 239.13 of this chapter), Form S-8 (Section 239.16b of this chapter) or Form F-3 (Section 239.33 of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, Alderwoods Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on April 2, 2002.

                                       ALDERWOODS GROUP, INC.

                                       By: /s/  BRADLEY D. STAM
                                          ---------------------------------
                                                Bradley D. Stam
                                                Senior Vice President,
                                                  Legal & Asset Management

    Each person whose signature appears below authorized Kenneth A. Sloan and Bradley D. Stam, and each of them, as attorneys-in-fact and agents for each of them (with full power of substitution and resubstitution), for and in the name, place and stead of such individual, to sign and file with the Securities and Exchange Commission any and all amendments, supplements and exhibits to, and documents in connection with, this Registration Statement, including post-effective amendments, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary, appropriate or desirable to be done in order to effectuate the same as fully and to all intents and purposes as each of the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities on the date indicated.

           Signature                              Title                      Date
           ---------                              -----                      ----
/s/  PAUL A. HOUSTON                   Director, President and Chief      April 2, 2002
----------------------------------     Executive Officer (Principal
Paul A. Houston                        Executive Officer)

/s/  KENNETH A. SLOAN                  Senior Vice President, Chief       April 2, 2002
----------------------------------     Financial Officer (Principal
Kenneth A. Sloan                       Financial Officer)

/s/  DWIGHT K. HAWES                   Vice President, Controller         April 2, 2002
----------------------------------     (Principal Accounting Officer)
Dwight K. Hawes

/s/  JOHN S. LACEY                     Director, Chairman of the Board    April 2, 2002
----------------------------------
John S. Lacey

----------------------------------     Director
Lloyd E. Campbell


           Signature                              Title                      Date
           ---------                              -----                      ----

               *                       Director                           April 2, 2002
----------------------------------
Anthony G. Eames

               *                       Director                           April 2, 2002
----------------------------------
Charles M. Elson


----------------------------------     Director
David Hilty


----------------------------------     Director
Olivia Kirtley


----------------------------------     Director
William R. Riedl

               *                       Director                           April 2, 2002
----------------------------------
W. MacDonald Snow

    * The undersigned, by signing his name hereto, does sign and execute this registration statement pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors filed as Exhibit 24.2 to this registration statement.

By:   /s/  BRADLEY D. STAM
      ------------------------
      Bradley D. Stam
      Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit Number   Description
--------------   -----------
  4.1            Certificate of Incorporation of Alderwoods Group, Inc. (incorporated by reference to Exhibit 3.1 to the Alderwoods Group, Inc. Annual Report on
                 Form 10-K, Commission File No. 000-33277, filed March 28, 2002)

  4.2            Form of Certificate of Designation of Series A Junior Participating
                 Preferred Stock of Alderwoods Group, Inc. (incorporated by reference to
                 Exhibit A to Exhibit 4.1 to the Alderwoods Group, Inc. Registration Statement
                 on Form 8-A, Commission File No. 000-33277, filed March 13, 2002)

  4.3            Bylaws of Alderwoods Group, Inc. (incorporated by reference to Exhibit 3.2 to the Alderwoods Group, Inc. Annual Report on Form 10-K, Commission File
                 No. 000-33277, filed March 28, 2002)

  4.4            Rights Agreement, dated as of March 6, 2002 by and between Alderwoods Group, Inc.
                 and Wells Fargo Bank Minnesota, National Association, as rights agent (incorporated by reference to Exhibit 4.1 to the Alderwoods Group, Inc. Registration Statement on
                 Form 8-A, Commission File No. 000-33277, filed March 13, 2002)

  5.1            Opinion of Bradley D. Stam

  23.1           Consent of Independent Auditors

  23.2           Consent of Bradley D. Stam (included in Exhibit 5.1)

  24.1           Powers of Attorney (included on signature pages hereto)

  24.2           Powers of Attorney

  99.1           Alderwoods Group, Inc. 2002 Equity Incentive Plan (incorporated by reference to
                 Exhibit 10.28 to the Alderwoods Group, Inc. Annual Report on Form 10-K, Commission
                 File No. 000-33277, filed March 28, 2002)